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                                                                   Exhibit 23.1




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Brady Corporation on Form S-8 of our reports dated September 23, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of Brady Corporation for the year ended July 31, 1999.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin

December 6, 1999